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                                                                   EXHIBIT 10.19


                              TERMINATION OF LEASE


         THIS TERMINATION OF LEASE AGREEMENT ("Termination") is made as of the 28th day of June, 1999, between NOP 100 2ND STREET TOWER, LLC, a Delaware limited liability company, with an office c/o Hines, Suite 4210, NationsBank Tower, 100 S.E. Second Street, Miami, Florida 33 131 ("Landlord"), and CONTINUCARE CORPORATION, a Florida corporation, with an office at 100 S.E. Second Street ("Tenant").

RECITALS

         A. Landlord's predecessor-in-interest and Tenant entered into a certain lease dated as of August 29, 1996 and a certain First Amendment of Lease dated as of July 31, 1997 (collectively, the "Lease"), with respect to the entire thirty-sixth (36th) floor and a portion of the 37th floor (the "Premises") in the building known as NationsBank Tower located at 100 S.E. Second Street, Miami, Florida (the "Office Building") upon the terms and conditions set forth therein.

          B.      The Expiration Date of the Lease is September 30, 2001.

          C. Tenant has requested that Landlord agree to terminate the Lease prior to the Expiration Date.

          D. Landlord is willing to grant an early termination of the Lease on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

         1. The Recitals set forth above are correct and are incorporated into and made a part of. this Termination. All capitalized terms contained in this Termination which are not defined herein shall have the meanings ascribed to them in the Lease.

                  Landlord and Tenant hereby agree that the Lease is terminated effective June 30, 1999 at 5:00 p.m. (the "Effective Date") and neither party shall have any further rights or obligations under the Lease, except, however, as follows:

         (a) Tenant shall remain obligated for all obligations under the Lease which accrue prior to the Effective Date or the date that Tenant vacates the Premises, whichever occurs last;1

         (b) In the event Tenant does not vacate and return the Premises to Landlord in accordance with the terms hereof on or before August 15, 1999, Tenant shall remain obligated for:

         (i) all obligations under the Lease which accrue prior to the date that Tenant vacates the Premises and returns the Premises to Landlord as required hereby; and

         (ii) all payment and other obligations required by Paragraph 4 of this Termination; and

         (c) The provisions of Section 19.1 of the Lease shall survive the termination of the Lease.

         3. In consideration for this Termination, Tenant shall pay to Landlord the sum of One Hundred Fifty Thousand Dollars ($150,000) (the "Termination Payment"). Payment of the Termination Payment shall be effected as follows: (a) on August 15, 1999 Landlord shall draw upon the existing $75,000 Letter of Credit issued by First

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Union National Bank (and Tenant hereby authorizes and directs Landlord to make such draw and to make such certifications and take such action as is required to make such draw. Tenant warrants that such letter of credit is still in effect and has an expiry date of May 13, 2000 and Tenant shall promptly provide to Landlord written confirmation thereof from the issuing bank); and (b) simultaneously with execution hereof Tenant shall deliver by wire transfer to Landlord or Landlord's counsel the amount of $75,000. The Termination Payment represents consideration for Landlord's agreement to execute this Termination and to terminate the Lease prior to the Expiration Date on the terms and conditions set forth herein. Tenant acknowledges and agrees that the Termination Payment represents reasonably equivalent value for Landlord's agreements contained herein. Tenant recognizes that Landlord will incur substantial additional costs and risks as a result of the early termination of the Lease, including, without limitation, costs of releasing the Premises (including commissions, attorneys' fees, costs of leasehold improvements, and marketing costs), the risk that the space will remain vacant for substantial periods, and the risk that the net return to Landlord will be reduced. Tenant and Landlord hereby agree that such Termination Payment shall be recorded in their respective books and records and/or reported, for all intents and purposes, as a payment in consideration of the termination of the Lease (specifically, as a lease termination fee) and not as rental expense or rental income.

         4. Tenant agrees to vacate and surrender the Premises to Landlord on or before August 15, 1999 in the condition and in the manner required by
Section 37 of the Lease. In the event Tenant fails to comply with the foregoing provisions, (i) Tenant shall be a tenant-at-sufferance and shall be obligated to pay to Landlord the sum of One Thousand Dollars ($1,000) per day (plus applicable sales tax) for each day subsequent to August 15, 1999 until such time as Tenant has vacated and surrendered the Premises to Landlord as required by
Section 37; and (ii) Tenant shall, in addition, pay to Landlord all damages that Landlord may suffer on account of Tenant's failure to surrender the Premises to Landlord as and when required hereby, together with all attorneys' fees and costs incurred by Landlord in connection with such holdover whether or not suit is instituted (and, if instituted, Tenant shall pay all such attorneys' fees and costs incurred by Landlord at the trial level and at all levels of appeal).

         5. All (a) leasehold improvements and fixtures (except Tenant's moveable furniture and trade fixtures including all computer and telephone network racks); (b) all built-in file cabinets and built-in cabinetry presently in the Premises shall remain with the Premises and shall be the Property of Landlord, and Tenant hereby grants and conveys to Landlord all of Tenant's right, title and interest therein. Tenant shall repair all damages occasioned by removal of Tenant's moveable furniture and trade fixtures.

         6. From and after August 15, 1999, Tenant shall have no further rights or claims with respect to the Premises or the Office Building, or the Project or any parking rights in the Parking Garage. Tenant hereby quitclaims and returns to Landlord all of Tenant's rights with respect thereto effective as of the Effective Date.

         7. Effective as of the Effective Date, (a) Tenant hereby releases and forever discharges Landlord and its predecessor-in-interest from any and all obligations, claims, demands, costs and liability whatsoever, at law or in equity, whether contingent or direct and whether foreseen or unforeseen, which Tenant ever had, now has, or may in the future have, arising from any matter, known or unknown, existing as of the date hereof with respect to the Lease, the Premises, the Office Building or the Project; and (b) provided that Tenant complies with the provisions of this Termination and Landlord receives and retains the full Termination Payment, Landlord hereby releases Tenant and forever discharges Tenant from any and all obligations, claims, demands costs and liability which Landlord ever had, now has, or may have, existing as of the date hereof with respect to the Lease, the Premises, the Office Building or the Project.

         8.       Tenant hereby warrants and represents that:

         (a) Tenant has not encumbered, pledged, assigned or collaterally assigned the Lease or the Premises or any leasehold improvements or fixtures located in the Premises, and Tenant has not entered into any subleases or other arrangements granting to any other party the right to use or occupy all or any portion of the Premises;

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         (b)               Tenant has full right, power and authority to execute
                  this Termination and Tenant has taken all action required to authorize the execution hereof;

         (c) No consent from any governmental body or from any person or authority is required with respect to Tenant's execution hereof except such consents as have already been obtained;

         (d) The execution of this Termination by Tenant and Tenant's performance of its obligations hereunder will not violate any agreement, covenant, judgment or decree which may be binding upon Tenant; and

         (e) This Termination has been duly authorized by all necessary corporate action and is binding upon, and enforceable against, Tenant in accordance with its terms.

          9. Tenant warrants and represents that Tenant has not dealt or consulted with any real estate broker or agent in connection with the early termination of the Lease other than Codina Realty Services, Inc. ("Disclosed Broker"), and Tenant agrees to indemnify and hold Landlord harmless of and from all liability, damages, and costs (including, without limitation, attorneys fees and costs at the trial level and at all levels of appeal) incurred by Landlord in connection with any claims made by Disclosed Broker or by any other real estate broker or agent claiming to have dealt or consulted with Tenant. Tenant agrees to pay Disclosed Broker any commissions or other amounts to which it may be entitled.

         10. Tenant and Landlord shall execute such further instruments and take such further action as may be necessary or desirable to fully effectuate the terms of this Termination.

         11. This Termination represents the entire understanding of the parties with respect to the subject matter hereof and all prior understandings are superseded and merged herein.

         12. This Termination is binding upon the parties and their respective successors and assigns.

         13. In the event of any litigation between the parties with respect to the interpretation or enforcement hereof, the prevailing party shall be entitled to reimbursement from the non-prevailing party for all reasonable attorneys' fees, paralegal fees and costs incurred at the trial level and at all levels of appeal.

         14. This Termination shall be effective when executed by both Landlord and Tenant (which may include execution in counterparts) and faxed copies or originals have been exchanged (in the event the exchange occurs by fax, originals will be transmitted as soon as possible thereafter).

         15. WAIVER OF TRIAL BY JURY: TENANT AND LANDLORD, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS TERMINATION OR THE LEASE, THE PREMISES, THE OFFICE BUILDING, OR THE PROJECT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LANDLORD'S ACCEPTING THIS TERMINATION.

                           LANDLORD:

                           NOP 100 SE 2ND STREET TOWER. LLC

                           By: National Office Partners Limited Partnership, a Delaware limited partnership, its managing member

                                    By: Hines National Office Partners Limited
                                    Partnership, a Texas limited partnership,
                                    its general partner
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                                    By: Hines Fund Management, L.L.C., a
                                    Delaware limited liability company, its
                                    general partner

                                             By: Hines Interests Limited
                                             Partnership, a Delaware limited
                                             partnership, its managing member

                                                   By: Hines Holdings, Inc., a
                                             Texas corporation, its general
                                             partner

                                             By:/s/ Michael Harrison
                                                    Michael Harrison
                                                    Vice President

                                    TENANT:

                                    CONTINUCARE CORPORATION, a Florida
                                    corporation

                                    By:      /s/ Charles M. Fernandez
-------------------------------     Name:    Charles M. Fernandez
Print Name                          Title:   C.E.O.
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Print Name
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